UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2009

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	814-00203	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2009, the Board of Directors promoted Douglas Schaedler, currently President, to Chief Executive Officer effective November 23, 2009.

A copy of the press release announcing Mr. Schaedler’s Appointment to the position of Chief Executive Officer is attached as Exhibit 99.1 hereto.

Item 5.02(e).	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 20, 2009 Douglas Schaedler entered into a new employment agreement as a result of his new position. Copies of the new agreements are attached as exhibits.

Item 9.01.	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Doug Schaedler dated November 20, 2009
99.1	Press Release dated November 23, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: November 23, 2009	By:	/S/ CAROLE R. WRIGHT
	Name:	Carole R. Wright
	Title:	Chief Financial Officer